                                                                    EXHIBIT 10.3


                                                                  EXECUTION COPY


                      FORBEARANCE AND AMENDMENT AGREEMENT

                                       TO

                     AMENDED AND RESTATED CREDIT AGREEMENT
                          DATED AS OF FEBRUARY 2, 2000

                      ENTERED INTO AS OF JANUARY 29, 2002

                                     AMONG

                       AAVID THERMAL TECHNOLOGIES, INC.,

                              HEAT HOLDINGS CORP.,

                            HEAT HOLDINGS II CORP.,

             THE SEVERAL LENDERS FROM TIME TO TIME PARTIES THERETO,

                           CIBC WORLD MARKETS CORP.,
                        AS LEAD ARRANGER AND BOOKRUNNER

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                         AS ISSUER OF LETTERS OF CREDIT

                              FLEET NATIONAL BANK
                      (FORMERLY KNOWN AS BANKBOSTON N.A.),
                             AS DOCUMENTATION AGENT

                                      AND

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                            AS ADMINISTRATIVE AGENT

                      FORBEARANCE AND AMENDMENT AGREEMENT


          This Forbearance and Amendment Agreement (this "FORBEARANCE AGREEMENT") is entered into as of this 29th day of January, 2002, among AAVID THERMAL TECHNOLOGIES, INC., a corporation organized under the laws of Delaware (the "BORROWER"), HEAT HOLDINGS CORP., a Delaware corporation (the "PARENT"), HEAT HOLDINGS II CORP., a Delaware corporation ("HEAT HOLDINGS II"), the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement (as defined below), CIBC WORLD MARKETS CORP., as lead arranger and bookrunner (in such capacity, the "LEAD ARRANGER"), CANADIAN IMPERIAL BANK OF COMMERCE, as issuer of certain letters of credit (the "ISSUER"), FLEET NATIONAL BANK (formerly known as BankBoston, N.A.) as documentation agent (the "DOCUMENTATION AGENT") and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for the Lenders thereunder (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Credit Agreement as amended hereby.


                             W I T N E S S E T T H:


          WHEREAS, the Parent, Heat Holding II, the Borrower, the Lenders, the Administrative Agent and the Documentation Agent are parties to the Amended and Restated Credit Agreement, dated as of February 2, 2000 (such agreement, as amended by Amendment No. 1 and consent, dated as of April 30, 2001, the "CREDIT AGREEMENT");

          WHEREAS, in connection with the Credit Agreement, the Parent, Heat Holdings II, the Borrower and the Subsidiary Guarantors entered into various Loan Documents, including the Guarantees and the Security Documents, pursuant to which the Guarantors have guaranteed the Borrower's indebtedness and in connection therewith the Administrative Agent, for the benefit of the Lenders, has been granted Liens in the Collateral to secure the payments to and performance of the Obligations for the benefit of the Administrative Agent and the Lenders;

          WHEREAS, certain Events of Default have occurred and are continuing by virtue of the Borrower's noncompliance with Section 6.1(a), Section 6.1(b),
Section 6.1(c) and Section 6.1(d) of the Credit Agreement for the period ending September 30, 2001 (the Events of Default specified herein being collectively referred to as the "SPECIFIED DEFAULTS");

          WHEREAS, as a result of such Specified Defaults and pursuant to the Credit Agreement and the other Loan Documents, the Administrative Agent and the Lenders are entitled immediately to enforce their rights and remedies against the Borrower, the Subsidiaries, the Guarantors and with respect to the Collateral, including, without limitation, the right to cease making further advances or other financial accommodations and to accelerate and immediately demand payment in full of the Obligations;

          WHEREAS, the parent, Heat Holdings II and the Borrower have requested that the Administrative Agent and the Lenders agree and, subject to the terms and conditions of this Forbearance Agreement, the Administrative Agent and the Lenders have agreed to Forbear during the Forbearance Period;

          NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent, the Lenders, the Parent, Heat Holdings II, the Borrower and the Subsidiaries hereby agree as follows:

          1. INCORPORATION OF RECITALS; ACKNOWLEDGEMENT OF RIGHTS AND REMEDIES; ACKNOWLEDGMENT OF DEBT. The recitals set forth above by this reference hereto are hereby incorporated into this Forbearance Agreement. Without limiting the foregoing, the Parent, Heat Holdings II and the Borrower hereby acknowledge and agree that:

          (a) the Specified Defaults have occurred and are continuing under the terms of the Credit Agreement and have not been waived or cured and that reasonable notice of the Specified Defaults has been received by the Parent, Heat Holdings II and the Borrower;

          (b) the Administrative Agent and the Lenders have the right to immediately enforce their rights and remedies under the Credit Agreement and the other Loan Documents and under applicable law, including their rights: (i) to refuse to make any further Loans and advances to the Borrower, (ii) to terminate the Commitments and/or immediately to accelerate and enforce payment of all the Obligations, (iii) to demand payment under the Guarantees and (iv) in connection with items set forth in clause (ii) and (iii) above, immediately to enforce the Liens on the Collateral provided by the Borrower and the Guarantors, as applicable;

          (c) the Administrative Agent's and the Lenders' execution of this Forbearance Agreement shall not constitute a novation, refinancing, discharge, extinguishment or refunding nor shall it be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or any other Loan Document, except as expressly provided herein;

          (d) (i) the outstanding principal balance as of the date hereof of the Revolving Credit Loan is $17,000,000;

               (ii) the outstanding principal balance as of the date hereof of the Term Loan is $38,191,709; and

               (iii) the amounts set forth in this Section 1(d) and all other amounts due to the Lenders under the Credit Agreement and the other Loan Documents are unconditionally owing to the Lenders, without any setoff, deduction, counterclaim, or defense of any kind or nature to the payment thereof; and

          (e) Each Guarantor, by executing this Forbearance Agreement, hereby acknowledges, confirms and declares that the amounts owed by the Borrower to the Lenders as set forth in Section 1(d) are owed by such Guarantor in accordance with the terms of its Guarantee, without any setoff, deduction, counterclaim or defense of any kind or nature to the payment thereof.

          2. AGREEMENT TO FORBEAR. So long as no Forbearance Event of Default shall have occurred and be continuing, during the Forbearance Period the Administrative Agent and the Lenders agree to Forbear. During the Forbearance Period, so long as no Forbearance Event of Default or Event of Default shall have occurred that is continuing (other than a Specified Default), the Administrative Agent shall not issue a written notice to the Trustee blocking the scheduled interest payment on the Permitted High Yield Securities, which payment is due on February 1, 2002.

     3. AVAILABLE REVOLVING CREDIT COMMITMENT; FURTHER ACKNOWLEDGEMENT. During the Forbearance Period, the Borrower shall be entitled to draw any available amount under the Revolving Credit Commitment, provided, that (i) no Forbearance Event of Default (as defined in Section 8 below) shall have occurred and be continuing, (ii) any such Loans shall be Alternate Base Rate Loans, (iii) each Eurodollar Loan the Interest Period of which expires during the Forbearance Period shall be converted into an Alternate Base Rate Loan and (iv) cash interest on all such Loans shall be payable on the last day of each month, and provided, further, that Section 4.2(a) shall be deemed to include exceptions for the Specified Defaults. Each of the Parent, Heat Holdings II and the Borrower hereby expressly acknowledges that the Lenders shall be under no obligation, express or implied, to continue the financing of the Borrower after the expiration of the Forbearance Period or the occurrence and continuance of a Forbearance Event of Default.


     4. AMENDMENTS TO CREDIT AGREEMENT. During the Forbearance Period, all Loans by the Lenders to the Borrower shall be made under the terms and conditions of the Credit Agreement, the applicable provisions of which are modified as follows:

     (a) Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by:

          (i)  Adding the following definitions in alphabetical order:

               "Field Auditor" shall have the meaning ascribed thereto in
          Section 5.14(a).

               "Forbear" shall mean the agreement of the Lenders under the Forbearance Agreement to forbear from (i) accelerating or demanding immediate payment of the Obligations, (ii) exercising remedies under the Credit Agreement, the Hedging Agreements or other Loan Documents, and (iii) terminating the Commitments or exercising the rights afforded to the Administrative Agent and the Lenders under the Credit Agreement or other Loan Documents to cease to make further Loans to the Borrower (provided that the Borrower shall satisfy the conditions to funding such Loans (as modified in the Forbearance Agreement)).

               "Forbearance Agreement" shall mean the Forbearance and Amendment Agreement dated as of January 29, 2002, among the Parent, Heat Holdings II, the Borrower, the Lenders, the Lead Arranger, the Issuer, the Administrative Agent and the Documentation Agent, as the same may from time to time be amended, modified, supplemented and/or restated.

          "Forbearance Event of Default" shall have the meaning ascribed to such term in Section 8 of the Forbearance Agreement.

          "Forbearance Fee" shall have the meaning ascribed to such term in
     Section 5 of the Forbearance Agreement.

          "Forbearance Period" shall mean the period commencing on January 29, 2002 and expiring on May 31, 2002; or, such earlier date on which the Lenders' agreement to Forbear shall terminate.

          "Guarantors" shall mean the collective reference to the Parent, Heat Holdings II and the Subsidiary Guarantors.

          "Specified Defaults" shall have the meaning given to such term in the recitals to the Forbearance Agreement.

          "Subsidiary Guarantors" shall mean the collective reference to each Subsidiary that has executed a Subsidiary Guarantee.

          "Trustee" shall mean Bankers Trust Company as trustee under the Indenture (or any successor trustee).

          "Valuation Expert" shall have the meaning ascribed thereto in Section 5.14(b).

     (ii) Deleting the definition of "Commitments" in its entirety and replacing it with the following:

          "Commitments" shall mean, prior to the Closing Date, the collective reference to the Term Loan Commitments (and, after the Closing Date, the Term Loans) and the Revolving Credit Commitments.

     (iii) Deleting the definition of "EBITDA" in its entirety and replacing it with the following:

          "EBITDA" shall mean, for any period of determination, an amount equal to the sum of (without duplication)(i) Net Income for such period, after exclusion of (x) all items which should be classified as extraordinary, all determined in accordance with U.S. GAAP, (y) all insurance proceeds (other than proceeds of business interruption insurance) received during such period to the extent, if any, included in Net Income and (z) tax gains and losses upon the disposition of capital assets, plus (ii) all amounts deducted in computing such Net Income in respect of (1) Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (2) non-cash amortization expense (including amortization of financing costs, noncurrent assets and non-cash charges), (3) depreciation,
     (4) income taxes, (5) all other non-cash charges including but not limited to write-offs of intangible assets (other than for minority interests) less extraordinary gains, (6) one-time non-recurring expenses associated with facility closings and head count reductions in an amount not to exceed $17,818,950 through December 31, 2001, (7) one-time, non-recurring non-cash expenses associated with facility closings and head count reductions in an amount not to exceed $2,500,000 during the fiscal year ending December 31, 2002 and (8) to the extent not duplicative, the amount attributable to the minority interests owned by Heat Holdings II in AT as reflected on the books and records of Heat Holdings II as such.

          (iv) Deleting the definition of "Loan Documents" in its entirety and replacing it with the following:

               "Loan Documents" shall mean this Agreement and each other agreement, instrument or certificate executed and delivered to the Administrative Agent, the Issuer or any Lender pursuant hereto including, without limitation, the Assignment and Assumption Agreement, the Notes, the Security Documents, the Guarantees, each Letter of Credit, the Custody Agreements, the Contribution Agreement, each Joinder Agreement, the Landlord Waivers, the Fee Letter and the Forbearance Agreement.

          (v) Deleting the definition of "Senior Leverage Ratio" in its entirety and replacing it with the following:

               "Senior Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Funded Debt outstanding on such date minus the outstanding aggregate principal amount of the Permitted High Yield Securities, or the outstanding aggregate principal amount of the Refinancing Securities, as applicable, to (b) EBITDA for the twelve-month period then most recently ended as of the fiscal month for which the Administrative Agent has received a Compliance Certificate pursuant to Section 5.2(c).

     (b) Amendment to Section 4.2(b). Section 4.2(b) of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

               (b) No Default. No Default, Event of Default (other than during the Forbearance Period, a Specified Default) or Forbearance Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

     (c) Amendment to Section 5.1. Section 5.1 of the Credit Agreement is hereby amended by:

          (i) Deleting the "and" following the "," on the last line of Section 5.1(c); and

          (ii) Inserting the following two new subsections (d) and (e) to read as follows:

               (d) as soon as available, but in any event not later than 30 days after the end of each calendar month of the Borrower, the unaudited financial statements of the Borrower and its Subsidiaries as at the end of such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the comparable period from the budget for such fiscal year furnished to the Lenders pursuant to Section 5.2(d) and the actual figures for the corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

               (e) on the third Business Day of each week, during the Forbearance Period, a forecast of cash receipts and disbursements for the next succeeding 13 weeks together with a certificate of a Responsible Officer of the Borrower and its Subsidiaries that such forecast has been prepared in good faith utilizing reasonable assumptions that are believed to be reasonable in light of current and foreseeable conditions, and that neither the Parent nor the Borrower has any reason to believe that such forecasts are materially incorrect or misleading in any material respect (it being recognized by the Lenders that such forecasts as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such forecasts may differ from the projected results).

     (d) Amendment to Section 5.2. Section 5.2 of the Credit Agreement is hereby amended by

          (i) deleting Section 5.2(a), Section 5.2(b) and Section 5.2(c) and inserting the following in their place:

               (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) and Section 5.1(c), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

               (b) concurrently with the delivery of the financial statements referred to in Section 5.1(a), Section 5.1(b) and Section 5.1(d) a certificate of a Responsible Officer of the Borrower, stating that, during the period covered by such financial statements, the Borrower and each of its Subsidiaries, during such period has observed or performed all its covenants and other agreements, and satisfied every condition, contained in this Agreement and in each other Loan Document to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

               (c) concurrently with the delivery of the financial statements referred to in Section 5.1(a) through (d), a certificate of a Responsible Officer of the Borrower, substantially in the form of Exhibit R hereto (the "COMPLIANCE CERTIFICATE"), showing compliance by the Borrower and its Subsidiaries with the covenants contained in
          Section 6.1 and Section 6.8;

          (ii) deleting the "and" at the end of subsection (g) thereof;

          (iii) inserting a new subsection (h) to read as follows:

               (h) on the 15th day of each month, management of the Borrower and WSP shall meet or participate in a telephone conference call with representatives of the Administrative Agent and the Lenders and shall report on the Borrower's efforts (i) to refinance the Loans and the Commitments and (ii) to sell certain of its business units;

          ; and

          (iv) renumbering subsection (h) thereof as subsection (i).

     (e) Amendments to Article 5. The Credit Agreement is hereby amended by inserting the following new Section 5.14 and Section 5.15;

               5.14 Cooperation. (a) Within 15 days after the execution of the Forbearance Agreement, the Borrower shall retain a field auditor acceptable to the Administrative Agent and the Required Lenders (the "FIELD AUDITOR") to perform a field audit of the operations of the Borrower and its Subsidiaries. All reasonable fees and expenses of the Field Auditor shall be for the account of the Borrower and shall be timely paid. The Parent, Heat Holdings II and the Borrower shall cooperate with such Field Auditor and shall provide such reasonable assistance as such Field Auditor or the Administrative Agent may request. The Borrower shall take all steps as may reasonably be required to ensure that such field audit is completed on or before March 31, 2002.

               (b) Within 15 days after the execution of the Forbearance Agreement, a valuation expert acceptable to the Administrative Agent and the Required Lenders (the "VALUATION EXPERT") shall be retained to determine the value of the Borrower and certain Subsidiaries. All reasonable fees and expenses of the Valuation Expert shall be for the account of the Borrower and shall be timely paid. The Parent, Heat Holdings II and the Borrower shall cooperate with such Valuation Expert and shall provide such reasonable assistance as such Valuation Expert or the Administrative Agent may request. The Borrower shall take all steps as may reasonably be required to ensure that such Valuation Expert completes its report with respect to the Borrower and such subsidiaries on or before March 31, 2002.


                    5.15 Cash Management.  Within 30 days after the execution of the Forbearance Agreement, the Borrower and its Domestic Subsidiaries shall have entered into a cash management arrangement acceptable to the Administrative Agent granting the Administrative Agent, for the benefit of the Lenders, a perfected security interest in all deposit accounts of the Borrower and such Domestic Subsidiaries. The Borrower will retain control of the funds deposited in such deposit accounts so long as (a) no Event of Default specified in Section 7.1(a) shall have occurred or (b) the Administrative Agent shall not have taken any of the actions specified in clauses (A) and (B)(ii) of Section 7.1.


          (f) Amendment to Section 6.2. Section 6.2 of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

                    6.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except;

                    (a) Indebtedness under this Agreement or under any Hedging Agreement;


                    (b) Indebtedness of the Parent, the Borrower or any Subsidiary (including Financing Leases) incurred to finance the purchase price of equipment, fixtures and other similar property of the Parent, the Borrower or such Subsidiary in an amount not to exceed the Dollar Equivalent of $2,000,000 at any one time outstanding;

                    (c) Unsecured Indebtedness of (i) any Subsidiary owed to the Borrower or any other Subsidiary or (ii) the Borrower owed to any Subsidiary; provided that the sum of loans, advances and other investments under Section 6.9(g) (to the extent not duplicative) and the aggregate principal amount of all such unsecured Indebtedness shall not exceed the Dollar Equivalent of
               (A) in respect of any Subsidiary that is not an Approved Subsidiary, the lesser of (x) $5,000,000 and (y) the sum of such investments in and loans, advances and unsecured Indebtedness to such Subsidiary as in effect on January 26, 2002, in each case, at any one time outstanding, and (B) in respect of all Subsidiaries that are not Approved Subsidiaries, the lesser of
               (x) $10,000,000 in the aggregate and (y) the sum of such investments in and loans, advances and unsecured Indebtedness to all such Subsidiaries as in effect on January 26, 2002, in each case, at any one time outstanding;


                    (d) Existing Indebtedness in an aggregate principal amount not to exceed the principal amount outstanding on January 26, 2002;

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
               (e)  Permitted High Yield Securities or Refinancing Securities;

               (f)  Subordinated Guarantees;

               (g) unsecured Indebtedness in a principal amount not to exceed $100,000; and

               (h) Indebtedness of Fluent UK Holdings, Ltd. owed to the Borrower in an aggregate amount not to exceed the Dollar Equivalent of $8,000,000; provided that, subject to Section 956 of the Code, any security for such Indebtedness shall be assigned to the Administrative Agent, for the benefit of the Lenders.


     (g) Amendments to Article 6. The Credit Agreement is hereby amended by inserting the following new Section 6.17:

               6.17 Limitation on Management Fees. Neither the Borrower nor any Subsidiary shall pay any management, administrative or other similar fees to any Affiliate other than any such fees paid by any Subsidiary either to the Borrower or to any Domestic Subsidiary.

     (h) Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by deleting subsection (l) and inserting the following in its place:

               (l) An event shall exist or occur which has a Material Adverse Effect; or

               (m) Any Forbearance Event of Default shall have occurred and be continuing;

     (i) Modifications to Credit Agreement Schedules and Exhibits. Exhibit R to the Credit Agreement is hereby deleted in its entirety and Exhibit R attached hereto inserted in its place.

     5. FORBEARANCE FEE. For and in consideration of the Administrative Agent's and the Lenders' entering into this Forbearance Agreement, each of the Parent, Heat Holdings II and the Borrower jointly and severally agree to pay a fee (the "FORBEARANCE FEE") to the Administrative Agent for the ratable account of the consenting Lender of 25 basis points on each such Lender's respective loan and commitment (based on the outstanding Commitments as of the first day of the Forbearance Period (after giving effect to the prepayment pursuant to Section 12(c) hereof)).

     6. DEFAULT INTEREST. During the Forbearance Period, additional interest under Section 2.12(c) of the Credit Agreement shall accrue and shall be paid on the last day of the Forbearance Period, unless waived by all the Lenders.

     7. FINANCIAL COVENANT. (a) Each of the Parent, Heat Holdings II and the Borrower hereby agrees that, during the Forbearance Period the Parent, Heat Holdings II and the Borrower shall not permit and shall not permit any of their respective Subsidiaries to permit:

          (i) Senior Leverage Ratio. Senior Leverage Ratio as of the last day of any month during any period and at the time of any borrowing to exceed the ratio set forth opposite the period below:

                    Period         Senior Leverage Ratio
                    ------         ---------------------
               1/1/02 - 1/31/02         7.40 to 1.0
               2/1/02 - 2/28/02         8.75 to 1.0
               3/1/02 - 3/31/02         7.40 to 1.0
               4/1/02 - 4/30/02         7.25 to 1.0
               5/1/02 - 5/31/02         6.75 to 1.0

     (b) During the Forbearance Period, the financial covenant set forth in this Section 7 shall be substituted in lieu of the covenants set forth in
Section 6.1 of the Credit Agreement, and the Compliance Certificate attached hereto as Exhibit R shall be substituted in lieu of the Compliance Certificate attached as Exhibit R to the Credit Agreement.

     8. FORBEARANCE EVENTS OF DEFAULT. The following events shall constitute "FORBEARANCE EVENTS OF DEFAULT":

          (i) The Parent, Heat Holdings II or the Borrower fails to timely perform or observe any term, covenant or provision of this Forbearance Agreement;

          (ii) A Default or Event of Default under the Credit Agreement, other than the Specified Defaults, occurs and is continuing:

          (iii) The Parent, Heat Holdings II, the Borrower, or any other entity shall bring any action in any judicial, administrative or other proceeding against the Administrative Agent or any Lender, based upon or arising out of facts or circumstances that have occurred or exist (known or unknown) at or before the date of this Forbearance Agreement: (a) disputing the nature, validity, priority, enforceability or nonavoidability of the Obligations or Liens of the Administrative Agent on behalf of the Lenders, of the Credit Agreement or any of the other Loan Documents or this Forbearance Agreement; (b) disputing the existence, priority, nonavoidability or amount of the outstanding Obligations as acknowledged in this Forbearance Agreement; or (c) alleging any of the claims released pursuant to Section 10 below.

     9. RIGHTS UPON FORBEARANCE EVENT OF DEFAULT OR AT CONCLUSION OF FORBEARANCE PERIOD. Upon the occurrence and continuation of a Forbearance Event of Default or the conclusion of the Forbearance Period, the Lenders' agreement to Forbear shall terminate and, if all the Obligations then due and owing have not been paid in full, the Administrative

Agent and the Lenders shall have the right to immediately commence enforcement of any or all of their rights and remedies under the Credit Agreement, this Forbearance Agreement, the other Loan Documents and applicable law. The Parent, Heat Holdings II and the Borrower understand and agree that the forbearance agreements of the Lenders and the Administrative Agent set forth herein shall not in any way establish a course of dealing by the Administrative Agent or any Lender and shall not affect or impair the rights of the Administrative Agent or the Lenders to require strict compliance by the Parent, Heat Holdings II and the Borrower with the terms of the Credit Agreement, this Forbearance Agreement and the other Loan Documents, as modified hereby and, except to the limited extent expressly set forth in this Forbearance Agreement, shall not affect or impair any of the rights and remedies of the Administrative Agent and the Lenders under the Credit Agreement, this Forbearance Agreement and the other applicable Loan Documents or under applicable law.

          10. RELEASE. To the fullest extent permitted by applicable law, in consideration of the Administrative Agent's and the Lender's execution of this Forbearance Agreement each of the Parent, Heat Holdings II and the Borrower, in each case on behalf of itself and each of their successors and assigns (collectively, the "RELEASORS"), does hereby forever release, discharge and acquit the Administrative Agent, each Lender and each of their respective parents, subsidiaries and affiliate corporations or partnerships, and their respective officers, directors, partners, trustees, shareholders, agents, attorneys and employees, and their respective successors, heirs and assigns (collectively, the "RELEASEES") of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity), indebtedness and obligations (collectively, "CLAIMS"), of every type, kind, nature, description or character, including, without limitation, any so-called "lender liability" claims or defenses, and irrespective of how, why or by reason of what facts, whether such Claims have heretofore arisen, are now existing or hereafter arise, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in each case in any way arise out of, are connected with or in any way relate to actions or omissions which occurred on or prior to the date hereof with respect to the Parent, Heat Holdings II and the Borrower, the Obligations, this Forbearance Agreement, the Credit Agreement, any Loan Document or any third parties liable in whole or in part for the Obligations; provided that so long as the representation contained in Section 11(f) hereof is true and correct on the date hereof, such release shall not apply to any Claim against any Releasee arising from the gross negligence or willful misconduct of such Releasee. Each of the Parent, Heat Holdings II and the Borrower further agrees, jointly and severally, to indemnify the Releasees and hold each of the Releasees harmless from and against any and all such Claims which might be brought against any of the Releasees on behalf of any person or entity, including, without limitation, officers, directors, agents, trustees, creditors or shareholders of any of the Parent, Heat Holdings II and the Borrower; provided that so long as the representation contained in Section 11(f) hereof is true and correct on the date hereof, such indemnity shall not apply to any act of gross negligence or willful misconduct of any Releasee. For purposes of the release contained in this paragraph, any reference to any Releasor shall mean and include, as applicable, such Person's or Persons' successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession, acting on behalf of such parties.

     11. REPRESENTATIONS AND WARRANTIES. Each of the Parent, Heat Holdings II, the Borrower and their respective Subsidiaries represents and warrants as follows:

     (a) Each of the Parent, Heat Holdings II and the Borrower, and each of their respective Subsidiaries, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     (b) Each of the Parent, Heat Holdings II and the Borrower, and each of their respective Subsidiaries, has the legal power and authority to execute ad deliver this Forbearance Agreement and the officers of the Parent, Heat Holdings II and the Borrower, and of each of their respective Subsidiaries, executing this Forbearance Agreement have been duly authorized to execute and deliver the same and bind the Parent, Heat Holdings II and the Borrower, and each of their respective Subsidiaries, with respect to the provisions hereof.

     (c) This Forbearance Agreement and each of the Credit Agreement and the other Loan Documents as previously executed and as amended hereby constitute legal, valid and binding obligations of the Loan Party thereto, respectively, enforceable against such Loan Party in accordance with their respective terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally).

     (d) Each of the Parent, Heat Holdings II, the Borrower, and each of their respective Subsidiaries, hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and other Loan Documents and agrees that all such representations and warranties shall be deemed to have been remade as of the effective date of this Forbearance Agreement, other than any such representations and warranties that, by their terms, refer to a specific date, in which case as of such specific date.

     (e) The Parent, Heat Holdings II and the Borrower have caused to be conducted a thorough review of the terms of the Credit Agreement and other Loan Documents and the Parent, Heat Holdings II and the Borrower and their Subsidiaries operations since the Closing Date and there are no defaults, Defaults or Events of Default thereunder other than the Specified Defaults.

     (f) On the date hereof, each of the Parent, Heat Holdings II and the Borrower to its knowledge does not have any Claim (including any so-called "lender liability" claim) against the Administrative Agent or any Lender.

     12. CONDITIONS TO EFFECTIVENESS. This Forbearance Agreement shall become effective and be deemed effective as of the date hereof, if and only if on or prior to its execution and delivery by the Administrative Agent, the Documentation Agent and the Lenders:

     (a)  the Administrative Agent and the Lenders shall have received:

          (i) this Forbearance Agreement executed by each of the Parent, Heat Holdings II, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders;

             (ii) an executed legal opinion of counsel to the Parent and the Borrower, substantially in the form attached hereto as Exhibit A; and

             (iii) such other documents, instruments or agreements as the Administrative Agent or any Lender may reasonably request;

        (b) the Forbearance Fee shall have been paid to the Administrative Agent, for the ratable benefit of the consenting Lenders;

        (c) The Administrative Agent shall have received from the Borrower for the benefit of the Lenders $1,984,961.41, which funds shall be applied as a prepayment of the principal amount of the Term Loans which is due on March 31, 2002;

        (d) all amounts owed by the Borrower to the Administrative Agent and the Lenders (including (i) reasonable fees in respect of counsel to the Administrative Agent, (ii) reasonable fees in respect of special German counsel to the Administrative Agent, (iii) reasonable fees in respect of special Italian counsel to the Administrative Agent (iv) reasonable fees in respect of special litigation counsel to the Administrative Agent and (v) reasonable fees in respect of any counsel to the Lenders in respect of this Forbearance Agreement) shall have been paid in full;

        (e) the Borrower shall have received $12,000,000 in cash equity from the Parent and Heat Holdings II, which will have received such funds from WSP, pursuant to agreements that are acceptable to the Administrative Agent and the Required Lenders;

        (f) the Parent, Heat Holdings II and the Borrower shall have delivered a duly executed Officer's Certificate stating that:

            (i) All the representations and warranties of the Parent, Heat Holdings II and the Borrower contained in this Forbearance Agreement and, except as otherwise acknowledged herein, in the Credit Agreement and the other Loan Documents, are true and correct; and

            (ii) Other than the Specified Defaults, no Default or Event of Default shall have occurred and be continuing or shall result from the execution of this Forbearance Agreement.

        ; and

        (g) the Administrative Agent shall have received an updated original incumbency certificate (containing original specimen signatures) and certified resolutions of the Parent and the Borrower's board of director's in connection with the execution and delivery of this Forbearance Agreement.

        13.  MISCELLANEOUS.

             (a) Governing Law. THIS FORBEARANCE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FORBEARANCE.

AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (b) Jurisdictional and Jury Trial Provisions Incorporated By Reference. THE PROVISIONS OF SECTION 10.14 AND SECTION 10.17 OF THE CREDIT AGREEMENT SHALL BE APPLICABLE TO THIS FORBEARANCE AGREEMENT AND THE PARTIES HERETO AS IF SET FORTH ENTIRELY HEREIN AND MADE APPLICABLE TO THIS FORBEARANCE AGREEMENT.

     (c) Effects of Forbearance Agreement. Except as specifically set forth in this Forbearance Agreement, the Credit Agreement and the other Loan
Documents, shall remain in full force and effect and are hereby ratified and confirmed. Nothing herein shall constitute a waiver by the Administrative
Agent or any Lender of the Specified Defaults or any existing or hereafter arising default, Default or Event of Default nor shall the Administrative Agent's or any Lender's execution and delivery of this Forbearance Agreement establish a course of dealing among the Administrative Agent or any Lender and any of the Parent, Heat Holdings II and the Borrower, Heat Holdings II or in any other way obligate the Administrative Agent or any Lender to hereafter provide any further extensions to the due dates of any Obligations, to provide any further time for payment prior to the enforcement of their security or to provide any other financial accommodations to or on behalf of the Parent, Heat Holdings II or the Borrower. Each of the Parent, Heat Holdings II and the Borrower reaffirms each of the documents, instruments and agreements executed by any one or more of the Parent, Heat Holdings II and the Borrower in connection with the Credit Agreement, including the Guarantees and the Security Documents, all of which documents, instruments and agreements remain in full force and effect.

     (d) Costs and Expenses. Section 10.5 of the Credit Agreement shall apply to all fees, costs and expenses incurred by the Administrative Agent and each Lender in connection with this Forbearance Agreement and each of the other documents, instruments and agreements executed in connection herewith, including, but not limited to, such fees, costs and expenses incurred in connection with the negotiation, drafting, implementation and enforcement of this Forbearance Agreement.

     (e) Counterparts. This Forbearance Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when the Administrative Agent, each of the Lenders and each of the Parent, Heat Holdings II and the Borrower, and each of their respective Subsidiaries who is a Guarantor, shall have executed a counterpart of the Forbearance Agreement. Each of the parties hereto agrees that a signature transmitted to the Administrative Agent or its counsel by facsimile transmission shall be effective to bind the party so transmitting its signature.

     (f) Entire Agreement. This Forbearance Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Forbearance Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Forbearance Agreement, all of which have become merged and finally integrated into this Forbearance Agreement. Any single or partial exercise of any right under this Forbearance Agreement shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Forbearance Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent and the Required Lenders (other than a waiver of Section 2.12(c) (Default Interest) of the Credit Agreement which shall require the signature of all the Lenders, and then only to the extent in such writing specifically set forth). All remedies contained in this Forbearance Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full. The failure of any party to enforce at any time any provision of this Forbearance Agreement shall not be construed to be a waiver of such provisions, nor in any way to affect the validity of this Forbearance Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Forbearance Agreement shall be held to constitute a waiver of any other or subsequent breach.

        (g) No Third Party Beneficiaries. This Forbearance Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other third party any rights or benefits.


           [NO ADDITIONAL TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Forbearance Agreement has been duly executed as of 29th day of January, 2002.


                                             HEAT HOLDINGS CORP.

                                             By: /s/ Bharatan R. Patel
                                                 -------------------------------
                                                 Name: Bharatan R. Patel
                                                 Title: Vice President



                                             HEAT HOLDINGS II CORP.

                                             By: /s/ Bharatan R. Patel
                                                 -------------------------------
                                                 Name: Bharatan R. Patel
                                                 Title: Vice President



                                             AAVID THERMAL TECHNOLOGIES, INC.

                                             By: /s/ Bharatan R. Patel
                                                 -------------------------------
                                                 Name: Bharatan R. Patel
                                                 Title: President, Chief
                                                        Executive Officer

                                   CANADIAN IMPERIAL BANK OF
                                   COMMERCE, as Issuer and Administrative Agent



                                   By: /s/ Keith Labbate
                                      ------------------------------------------
                                      Name: Keith Labbate
                                      Title: Executive Director




                                   FLEET NATIONAL BANK, as Documentation Agent



                                   By: /s/ James J. Shaw
                                      ------------------------------------------
                                      Name: James J. Shaw
                                      Title: Senior Vice President

                                        LENDERS:

                                        CIBC INC.

                                        By:  /s/ Keith Labbate
                                             --------------------------------
                                             Name: Keith Labbate
                                             Title: Executive Director

                                        LASALLE BANK NATIONAL ASSOCIATION

                                        By:  /s/ Mark T. Ostrowski
                                             --------------------------------
                                             Name: Mark T. Ostrowski
                                             Title: Vice President

                                        FLEET NATIONAL BANK

                                        By:  /s/ James J. Shaw
                                             --------------------------------
                                             Name: James J. Shaw
                                             Title: Senior Vice President

                                        CITIZENS BANK

                                        By:  /s/ Lawrence E. Jacobs
                                             --------------------------------
                                             Name: Lawrence E. Jacobs
                                             Title: Vice President

                                             HEAT HOLDINGS II CORP.
                                             HEAT HOLDINGS CORP.
                                             AAVID THERMAL PRODUCTS, INC.
                                             AAVID THERMALLOY LLC
                                             THERMALLOY INVESTMENT CO., INC.
                                             THERMALLOY, INC.
                                             AAVID THERMALLOY OF TEXAS LLC
                                             APPLIED THERMAL TECHNOLOGIES LLC
                                             AAVID THERMALLOY SW, LLC
                                             FLUENT HOLDINGS, INC.
                                             FLUENT INC.
                                             ENDUCTIVE SOLUTIONS, INC.


                                             Each By: /s/ Bharatan R. Patel
                                                      --------------------------
                                                      Name: Bharatan R. Patel

                                   EXHIBIT A

                        FORM OF LEGAL OPINION OF COUNSEL

                                 [SEE ATTACHED]

                                   EXHIBIT R

                    FORM OF COMPLIANCE CERTIFICATE (MONTHLY)

                                 [SEE ATTACHED]








                               Exhibit A, Page 1